Exhibit 4.3

                     Forex365, Inc. f/k/a Solar Group, Inc.
                                190 Lakeview Way
                              Vero Beach, FL 32963

June 30, 2009

Vero Management, L.L.C.
Attn: Kevin R. Keating, Manager
190 Lakeview Way
Vero Beach, FL 32963

Reference is hereby made to that certain Revolving Loan Agreement by and between Forex365, Inc. and Vero Management, L.L.C. dated January 9, 2009.

Please kindly acknowledgement your agreement to amend the second sentence of
Section 2 Revolving Loan Agreement to read as follows:

"All advances outstanding shall be due and payable in full on the occurrence of a change of control of the Borrower."

All other provisions of the Revolving Loan Agreement shall remain in full force and effect.


Sincerely,

Forex365, Inc.


/s/ Kevin R. Keating
--------------------
Kevin R. Keating, President


Accepted and Agreed to:

Vero Management, L.L.C.


/s/ Kevin R. Keating
--------------------
Kevin R. Keating, Manager


June 30, 2009
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Date